As filed with to the Securities and Exchange Commission on August 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-3559776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Suresh Venkatachari

Chief Executive Officer

Healthcare Triangle, Inc.

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Ross Carmel, Esq.

Jeffrey Wofford, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, NY 10018

(212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

1

The information in this prospectus is not complete and may be changed. The Selling Stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2022

PRELIMINARY PROSPECTUS

HEALTHCARE TRIANGLE, INC.

12,621,951 Shares of Common Stock

____________________________

This prospectus relates to the resale, from time to time, of up 12,621,951 shares of our common stock, par value $0.00001 per share (the “Common Stock”) by certain selling stockholders identified in this prospectus (the “Selling Stockholders”). These Shares consist of : (i) 3,930,000 shares of Common Stock (the “Shares”) that were issued pursuant to a securities purchase agreement dated as of July 10, 2022 (the “Purchase Agreement”) that was entered into in connection with our private placement of securities on July 13, 2022 (the “Private Placement”); (ii) 2,167,561 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of Pre-Funded Warrants that were issued pursuant to the Purchase Agreement (the “Warrants”); (iii) 6,097,561 shares of Common Stock issuable upon the exercise of preferred investment options that were issued pursuant to the Purchase Agreement (the “Preferred Investment Options”); and (iii) 426,829 shares of Common Stock issuable upon the exercise of preferred investment options issued to H.C. Wainwright & Co., LLC (the “Placement Agent”), or its designees as part of the Placement Agent’s compensation for serving as the placement agent in the Private Placement (hereinafter referred to as the “PA Preferred Investment Options”). The Shares, the Warrants, the Preferred Investment Options and the PA Preferred Investment Options were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder

Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares of Common Stock. The Selling Stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants, the Preferred Investment Options and the PA Preferred Investment Options if the Warrants, the Preferred Investment Options and the PA Preferred Investment Options are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholders prior to any resale of such shares pursuant to this prospectus.

 No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “HCTI”. On August August 8, 2022, the closing sale price of our Common Stock as reported on Nasdaq was $0.749699.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

2

3

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 9 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

4

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “HCTI,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Healthcare Triangle, Inc. and its consolidated subsidiaries.

Overview

We are a Healthcare information technology company focused on advancing innovative industry-transforming solutions in the sectors of cloud services, data science, and professional and managed services for the Healthcare and Life Sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and Life Sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of Life Sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services , and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, Life Sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HTI an attractive service provider for healthcare and Life Sciences companies:

• Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and Life Sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

• Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

5

• Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HTI’s technology platforms CloudEz and DataEz are HITRUSTRisk Based, 2 year certified . HTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

• Engagement and Flexibility: HTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

• Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

• Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

• Partnership with Industry Leaders: our established relationships with healthcare and Life Sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and Epic Systems while engaging with our customers for overall success.

Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our Life Sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

Most of our revenue is generated by our full-time employees who provide software services and Managed Services and Support to our clients. Our software services include strategic advisory, implementation and development services and Managed Services and Support include post implementation support and cloud hosting. Our CloudEz, DataEz and Readabl.AI platforms are offered on a solution delivery model. CloudEz and DataEz became commercially available since the first quarter of 2019 and Readabl.AI from the last quarter of 2020. We are marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues.

Recent Developments

Nasdaq Notification

On June 3, 2022, we received a letter from the Nasdaq Listing Qualifications Department notifying us that, for the 30 consecutive business day period between April 21, 2022 through June 2, 2022 , our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until November 30, 2022 (the “Compliance Period”), to regain compliance with the Bid Price Rule.

In order to regain compliance with the Bid Price Rule, our Common Stock would be required to maintain a minimum closing bid price of $1.00 for a minimum of ten consecutive business days during the Compliance Period.

If we do not regain compliance with the Bid Price Rule by November 30, 2022, we may be eligible for an additional 180-day period to regain compliance if we meet all of the other Nasdaq listing criteria and if Nasdaq does not believe we will not be able to regain compliance within such 180-day period. If we cannot regain compliance during the Compliance Period or any subsequently granted compliance period, our common stock will be subject to delisting. Our Common Stock continues to be listed on the Nasdaq Capital Market under the symbol “HCTI”. We are currently evaluating our options for regaining compliance.

6

Devcool Acquisition

On December 10, 2021, Healthcare Triangle, Inc. (the “Company”) entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Devcool, Inc., a California corporation ("Devcool"), Go To Assistance Inc., a California corporation ("Seller"), and Mr. Sandeep Deokule, current Chief Executive Officer of Devcool (“SD”). Pursuant to the Share Purchase Agreement, the Company will acquire 5,000,000 shares of Devcool’s Class B Common Stock, par value $0.0001, which represents all of the issued and outstanding capital stock of Devcool (the “Acquisition”). The closing of the Acquisition occurred on December 10, 2021 (the “Closing Date”). The total purchase price under Share Purchase Agreement consists of $4,500,000 paid in cash at the closing, $700,000 in shares of our Common Stock to SD (subject to vesting provisions) and up to $2,500,000 of our Common Stock subject to earn-out provisions.

Devcool’s primary business consists of providing consulting, implementation, support, managed and information technology related services, including electronic health records services, for various business clients including healthcare organizations.

Corporate Information

We were originally incorporated in Nevada on October 29, 2019, and subsequently converted into a Delaware corporation on April 27, 2020. Our principal executive office is located at 7901 Stoneridge Drive, Suite220, Pleasanton, CA 94588. Our telephone number is (925) 270-4812. Our website address is https://www.healthcaretriangle.com/. Information contained in, or that can be accessed through, our website does not constitute part of this prospectus, and inclusions of our website address in this prospectus are inactive textual references only.

7

The Offering

Registrant:	Healthcare Triangle, Inc.

Common Stock to be Offered by the Selling Stockholders:	12,621,951 consisting of (i) 3,930,000 shares of Common Stock; (ii) 2,167,561 shares of Common Stock issuable upon exercise the Warrants; (iii) 6,097,561 shares of Common Stock issuable upon exercise of the Preferred Investment Options; and (iii) 426,829 shares of Common Stock issuable upon exercise of the PA Preferred Investment Options.

Use of Proceeds:	All shares of our Common Stock offered by this prospectus are being registered for the accounts of the Selling Stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants, the Preferred Investments Options and the PA Preferred Investment Options if these securities are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 12 of this prospectus for additional information.

Risk factors:	You should carefully read the “Risk Factors” section of this prospectus beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Plan of Distribution:	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Nasdaq Symbol for our Common Stock:	“HCTI”.

8

RISK FACTORS

An investment in our Securities involves certain risks. Before deciding to invest in our Common Stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our Securities, together with other information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

On June 3, 2022, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). Although Nasdaq has granted us 180 calendar days, or until November 30, 2022, to regain compliance with the Bid Price Rule, there can be no assurance that we will regain such compliance and Nasdaq could make a determination to delist our Common Stock.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our Common Stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on the Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

We may be unable to access the capital markets and even if we can raise additional funding, we may be required to do so on terms that are dilutive.

The capital markets have been unpredictable in the recent past for unprofitable companies such as ours. In addition, it is generally difficult for companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we cannot assure you that we will be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, results of operations, financial condition and our continued viability will be materially adversely affected.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional Common Stock, including any Securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or Securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

9

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our Common Stock has fluctuated over a wide range. During the less than 12-month period prior to the date of this prospectus, our common stock traded as high as $4.35 per share and as low as $0.61 per share. There has been relatively limited trading volume in the market for our Common Stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our Common Stock may adversely affect a stockholder’s ability to sell its shares of Common Stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of Common Stock and our ability to acquire other companies or assets by using shares of our Common Stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our Common Stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock could fluctuate widely in response to several factors, including:

•	our quarterly or annual operating results;
•	changes in our earnings estimates;
•	investment recommendations by securities analysts following our business or our industry;
•	additions or departures of key personnel;
•	changes in the business, earnings estimates or market perceptions of our competitors;
•	our failure to achieve operating results consistent with securities analysts’ projections;
•	changes in industry, general market or economic conditions; and
•	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the technological and healthcare industry. The changes often appear to occur without regard to specific operating performance. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

10

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

11

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the Selling Stockholders described in the “Selling Stockholders” section of this prospectus to resell such shares. We will not receive any proceeds from the sale of shares by the Selling Stockholders.

The Selling Stockholders will pay all incremental selling expenses relating to the sale of their shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

Included in the registration of the 12,621,951 shares of Common Stock are 2,167,561 shares of Common Stock issuable upon the exercise of the Warrants, and 6,097,561 shares if Common Stock issuable upon the exercise of Preferred Investment Options at a price of $0.0001 per share and $1.066 by the Selling Stockholders, respectively, and 426,829 shares of Common Stock issuable upon the exercise of Placement Agent Preferred Investment Options by the Placement Agent, or its designees at an exercise price of $1.3325 per share. We intend to use any proceeds from the exercise of Warrants, Preferred Investment Options, and PA Preferred Investment Options for general corporate expenses, and working capital purposes.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders. We are registering the shares of Common Stock to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders.

The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholders, based on its ownership of the shares of Common Stock, as of August 9, 2022.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Common Stock that may be offered from time to time by each Selling Stockholders pursuant to this prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Stockholders may sell all, some or none of such securities in this offering. See the “Plan of Distribution” section of this prospectus.

12

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 7901 Stoneridge Dr., Suite 220 Pleasanton, California 94588, # (925) 270-4812.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock To be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares After the Offering
Armistice Capital Master Fund Ltd.(1)	3,930,000	12,195,122(2)	0	0%
Michael Vasinkevich(3)	0	273,705	0	0%
Noam Rubinstein(3)	0	134,451	0	0%
Craig Schwabe(3)	0	14,405	0	0%
Charles Worthman(3)	0	4,268	0	0%

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Selling Stockholder’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)	The number of shares includes 2,167,561 shares of common stock issuable upon the exercise of a pre-funded warrant and 6,097,561 shares of common stock issuable upon the exercise a preferred investment option, subject to beneficial ownership limitations of 9.99% and 4.99%, respectively, that prohibit the Master Fund from exercising any portion of a pre-funded warrant or preferred investment option, as applicable, if such exercise would result in the Master Fund owning a percentage of our outstanding common stock exceeding the 9.99% ownership limitation, in the case of the pre-funded warrants or the 4.99% ownership limitation, in the case of the preferred investment options, in each case, after giving effect to the issuance of common stock in connection with the Master Fund’s exercise of any portion of the pre-funded warrant or preferred investment option, as applicable.
(3)	The Selling Stockholder was issued compensation warrants as a designee of the Placement Agent, a registered broker dealer, in connection with the Private Placement. The Selling Stockholder has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022. The Selling Stockholder may not exercise the PA Preferred Investment Options to the extent such exercise would cause the Selling Stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such securities which have not been so exercised. The Selling Stockholder securities the warrants in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have authorized 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock and 10,000,000 are shares of “blank check” preferred stock. On August 9, 2022, there were 39,466,671 shares of common stock issued and outstanding. We currently have 6,000 shares of preferred stock designated as Series A Super Voting Preferred Stock. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board does not intend to seek stockholder approval for the issuance and sale of our authorized common stock or preferred stock.

13

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

14

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP.

EXPERTS

The consolidated financial statements of Healthcare Triangle, Inc. as of December 31, 2021 and 2020, and for each of the years then ended have been included herein and in the registration statement in reliance upon the report of Ram Associates, CPAS, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.healthcaretriangle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.healthcaretriangle.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the termination of the offering of all of the securities registered pursuant to the registration statement of which this prospectus is a part (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 8, 2022;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 16, 2022;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 08, 2022;
•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 12, 2021, and any subsequent amendment thereto filed for the purpose of updating such description.
•	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2022, May 27, 2022, June 10, 2022, and July 13, 2022.

15

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Healthcare Triangle, Inc.

Attn: Investor Relations

7901 Stoneridge Dr., Suite 220

Pleasanton, California

(925) 270-4812

You may also access the documents incorporated by reference in this prospectus through our website at www.healthcaretriangle.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

16

12,621,951 Shares of Common Stock

HEALTHCARE TRIANGLE, INC.

______________________

PROSPECTUS

______________________

[●] ,2022

17

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

	Amount
SEC registration fee		$1,257.83
Accounting fees and expenses		[●]
Legal fees and expenses		[●]
Printing and related fees and expenses		1,500
Miscellaneous fees and expenses		[●]
Total	$	[●]

Item 14. Indemnification of Directors and Officers

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

18

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding sales of securities issued by us since the Company’s inception on October 29, 2019.

(a) Issuance of common stock.

On November 10, 2019, we issued 2,300,000 shares of common stock to its founders.

On January 1, 2020, we issued 25,500 ,000 shares of common stock to SecureKloud Technologies, Inc. in exchange for certain assets of SecureKloud Technologies, Inc.

From December 1, 2020, to February 1, 2021, we issued 1,518,750 shares of common stock to various consultants and vendors for services rendered at an agreed upon price of $0.40 per share.

On July 13, 2022, we issued 3,930,000 shares of common stock at a price of $1.066 in a private placement.

The issuance of the common stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities was made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants

From December 29, 2020, to February 10, 2021, we issued warrants to purchase 807,545 shares of the Company’s common stock at a per share exercise price equal to $3.24 .

On July 13, 2022, in connection with the Private Placement, we issued a Pre-Funded Warrant (the “Pre-Funded Warrant”) to purchase up to an aggregate of 2,167,561 shares of the Company’s common stock and a Preferred Investment Options to purchase up to an aggregate of 6,097,561 shares of common stock to an accredited investor. In addition, we also issued to the Placement Agent, or its designees, PA Preferred Investment Options (the “PA Preferred Investment Options”) to purchase up to an aggregate of 426,829 shares of the Company’s common stock.

The issuance of the warrants listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

On January 1, 2021, we issued 807,500 incentive stock options to 56 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan. All of the Employee Stock Options are exercisable at a per share exercise price of $0.40 and vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

In July of 2021, we issued 324,000 incentive stock options to 6 of its employees (the “Employee Stock Options”) under the Company’s 2020 Stock Incentive Plan (the “Plan”) at an exercise price of $0.40. Out of these granted incentive stock options, 262,500 have vested and 37,500 vest over a one-year period. All the other Employee Stock Options vest over a four-year  period. The Employee Stock Options terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant.

19

In January of 2021, we issued 452,000 non-qualified stock options to various employees of the Parent and consultants for services rendered (“Non-Employee Stock Options”) at an exercise price of $0.40 per option. The Non-Employee Stock Options vest over a four-year period. The Non-Employee Stock Options issued to employees of the Parent terminate on the earlier of 90 days after the applicable employee’s employment termination and 10 years after the date of the grant. The Non-Employee Stock Options issued to consultants terminate on the earlier of 90 days after the applicable consultant’s termination and 10 years after the date of the grant.

In January of 2021, the three of our directors, Vivek Prakash, Lakshmanan Kannappan and Shibu Kizhakevilayil were each granted 50,000 non-qualified stock options (“Director Stock Option”) that are exercisable   for $0.40 per option. The Director Stock Options vest over a four-year period with the first 25% vesting on the one-year anniversary of the date of the grant and the remaining 75% vesting monthly over the remaining three years. The Director Stock Options terminate on the earlier of 90 days after the applicable director’s termination from the board and 10 years after the date of the grant.

The issuance of the options listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

On May 8, 2020, we issued a $7,000,000 promissory note to SecureKloud Technologies, Inc. in connection with its acquisition of the equity of Cornerstone Advisors Group, LLC. The promissory note has been repaid and is no longer outstanding.

During the period commencing December 29, 2020, and ending on February 10, 2021, we entered into several securities purchase agreements with certain accredited investors pursuant to which we issued 10% Convertible Promissory Notes in the aggregate principal amount of $4,244,940.

The issuance of the Notes listed above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(e) Issuance of Series A Super Voting Preferred Stock.

On July 12, 2021, we issued 6,000 shares of its Series A Super Voting Preferred Stock to Mr. Suresh Venkatachari pursuant to the terms of his employment agreement. Each share of Series A Super Voting Preferred Stock is entitled to 1,000 votes per share.

The issuance of the Series A Super Voting Preferred Stock was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to the Company’s Chief Executive Officer who is an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

20

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company(1)
3.2	Bylaws of the Company(1)
3.3	Amendment to Certificate of Incorporation of the Company(1)
3.4	Series A Preferred Stock Certificate of Designation(1)
3.5	Series A Preferred Stock Amended and Restated Certificate of Designations(1)
4.1	Form of Underwriter’s Warrant(1)
4.2	Pre-Funded Warrant, dated as of July 13, 2022, by and between the Company and the Purchase(4)
4.3	Preferred Investment Option, dated as of July 13, 2022, by and between the Company and the Purchase(4)
4.4	Form of Placement Agent Preferred Investment Option, dated July 13, 202(4)
5.1*	Opinion of Carmel, Milazzo & Feil LLP
10.1	The Company’s 2020 Stock Incentive Plan(1)
10.2	Form of Grant(1)
10.3	Master Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.4	Shared Services Agreement dated January 1, 2020 between the Company and SecureKloud Technologies, Inc.(1)
10.5	Rental Sublease Agreement dated January 4, 2020 between SecureKloud Technologies, Inc. and the Company (Incorporated by reference to the Company’s Registration Statement on Form S-1(1)
10.6	Offer letter dated January 1, 2020 between the Company and Anand Kumar(1)
10.7	Employment Agreement dated July 12, 2021 between the Company and Suresh Venkatachari(1)
10.8	IT Master Services Agreement effective as of May 1, 2017 between F. Hoffmann-La Roche Ltd and the Company(1)
10.9	Form of Statement of Work under Master Services Agreement between F. Hoffmann-La Roche Ltd and the Company(Incorporated by reference to the Company’s Registration Statement on Form S-1(1)
10.10	Share Purchase Agreement, dated December 10, 2021, among Healthcare Triangle, Inc., Devcool, Inc., Go To Assistance Inc., and Mr. Sandeep Deokule(2)
10.11	Consulting Agreement dated December 10, 2021 between the Company and Sandeep Deokule(3)
10.12	Form of Securities Purchase Agreement, dated as of July 10, 2022, by and between the Company and the Purchaser(4)
10.13	Form of Registration Rights Agreement, dated as of July 10, 2022, by and between the Company and the Purchaser (Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 10, 2022.)
21.1	List of Subsidiaries of the Company(1)
23.1*	Consent of Ram Associates, CPAS
23.2*	Consent of Carmel, Milazzo & Feil LLP
107*	Filing Fees Exhibit

* Filed herewith

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-259180), filed with the SEC on October 8, 2020.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2021.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 8, 2022.
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 10, 2022.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

21

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

22

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 18, 2022.

Healthcare Triangle, Inc.

By:	/s/ Suresh Venkatachari
Suresh Venkatachari Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ Suresh Venkatachari	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 18, 2022
Suresh Venkatachari

/s/ Thyagarajan Ramachandran	Chief Financial Officer (principal financial and accounting officer)	August 18, 2022
Thyagarajan Ramachandran

/s/ Lakshmanan Kannappan	Director	August 18, 2022
Lakshmanan Kannappan

/s/ Shibu Kizhakevilayil	Director	August 18, 2022
Shibu Kizhakevilayil

/s/ Jeffrey S. Mathiesen	Director	August 18, 2022
Jeffrey S. Mathiesen

/s/ April Bjornstad	Director	August 18, 2022
April Bjornstad

/s/ John Leo	Director	August 18, 2022
John Leo

/s/ Dave Rosa	Director	August 18, 2022
Dave Rosa

23